EXHIBIT C

                              LETTER OF TRANSMITTAL


                                    Regarding


                                    Interests


                                       in


                         ROBECO-SAGE TRITON FUND, L.L.C.


                   Tendered Pursuant to the Offer to Purchase

                             Dated November 30, 2004

        ===================================================================

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE

              RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON
                 THURSDAY, DECEMBER 30, 2004, UNLESS THE OFFER IS
                                    EXTENDED.

        ===================================================================

          COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN OR DELIVER TO:

                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
               Attn: Geslaine Jackson, Tender Offer Administrator



                           For additional information:


                              Phone: (610) 676-1058
                               Fax: (484) 676-1058


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

Ladies and Gentlemen:

                  The undersigned hereby tenders to Robeco-Sage Triton Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund (the "Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 30, 2004 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

                  A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.

                  The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2005 or, if the Offer is extended, approximately 90 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2005, the Fund's fiscal year end, and will be paid promptly thereafter.

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:


SEI INVESTMENTS GLOBAL FUNDS SERVICES, ONE FREEDOM VALLEY DRIVE, OAKS, PA 19456,
ATTN:  GESLAINE JACKSON, TENDER OFFER ADMINISTRATOR.


FOR ADDITIONAL INFORMATION: PHONE: (610) 676-1058 FAX: (484) 676-1058.


PART 1.   NAME AND ADDRESS:


          Name of Member:  ________________________________________________



          Social Security No.

          or Taxpayer

          Identification No.: ______________________________



          Telephone Number:  (            )
                              ______________________________


PART 2.   AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING
          TENDERED:


              [ ]  Entire limited liability company interest.


              [ ] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: $250,000, or such other amount as is determined by the Board of Managers.


                                   $________________


              [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

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

                   *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.





PART 3.   PAYMENT.


          CASH PAYMENT
          ------------


          Cash Payments shall be wire transferred to the following account:



                   _________________________________________
                                  Name of Bank
                   _________________________________________
                                 Address of Bank
                   _________________________________________
                                   ABA Number
                    _________________________________________
                                 Account Number

                   _________________________________________
                        Name Under Which Account Is Held


          PROMISSORY NOTE
          ---------------

          The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

PART 4. SIGNATURE(S).



--------------------------------------------------------------------------------
FOR INDIVIDUAL INVESTORS              FOR OTHER INVESTORS:
AND JOINT TENANTS:


------------------------------------  ------------------------------------
Signature                             Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON SUBSCRIPTION AGREEMENT)


------------------------------------  ------------------------------------
Print Name of Investor                Signature

                                      (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                      ON SUBSCRIPTION AGREEMENT)


------------------------------------  ------------------------------------

Joint Tenant Signature if necessary   Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON SUBSCRIPTION AGREEMENT)


------------------------------------  ------------------------------------
Print Name of Joint Tenant            Co-signatory if necessary

                                      (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                      ON SUBSCRIPTION AGREEMENT)

                                      ------------------------------------
                                      Print Name and Title of Co-signatory



Date:
         ---------------------------